Exhibit 10.2
                               OPERATING AGREEMENT


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  Banc One Corporation 100 East Broad Street, Columbus, Ohio  43271 0251

  Bank One Mortgage Corporation, 111 Monument Circle, Indianapolis, IN  46204

  Type Of Business Entity:  Bank Holding Company

  Date of Agreement:  April 1, 1998                Contact Person:
                                                   Phone No:
                                                   Fax No:
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This  Operating  Agreement  (the  "Operating  Agreement")  is  entered  into and effective as of the date shown above by and among Banc One Corporation ("Banc One"), Banc One Mortgage Corporation (the "Affiliate Mortgage Company") and HomeSide Lending, Inc. ("HomeSide Lending")

                                    RECITALS.

1. Banc One and HomeSide Lending have entered into the Asset Purchase Agreement.

2. The Asset Purchase Agreement contemplates, subject to the terms herein, origination and servicing arrangements between Banc One and HomeSide Lending on and after the Effective Date.

3. Banc One and HomeSide Lending desire to set forth the specific terms and conditions of such arrangements.

IN CONSIDERATION of the mutual promises made in this Operating Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Banc One and HomeSide Lending agree as follows:


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                                   ARTICLE 1.
                                  DEFINITIONS.





As used in this Operating Agreement, the following capitalized terms shall have the meanings given to them below:

"Acquired Affiliate" means an Affiliate acquired by Banc One after the Closing Date which is engaged in any production or servicing mortgage banking activity.

"Affiliate" means an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another entity. For purposes of this definition, "control", "controlled by", and "under common control with" means the direct or indirect possession of ordinary voting power to elect a majority of the board of directors or comparable body of an entity.

"Affiliate  Mortgage  Company"  means  Banc  One  Mortgage  Corporation  or  any
Affiliate which succeeds to or otherwise continues its mortgage banking activities of the type which are the subject matter of the ancillary agreements.

"Agency" means the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation and/or Government National Mortgage Association, as the context may require.

"Ancillary   Agreements"  means  this  Operating   Agreement  and  the  attached
Correspondent  Agreement,   Delegated  Underwriting  Agreement,  the  PMSR  Flow
Agreement and the Servicing Agreement.

"Asset Purchase Agreement" means the Asset Purchase Agreement entered into by and between Banc One Corporation, Affiliate Mortgage Company, and HomeSide Lending as of April 1, 1998, as may be amended from time to time.

"Average SRP" shall have the meaning given to it in Section 4.3.1 below.

"Banc One" means: (a) the entity defined as "Banc One" above, (b) any of its Affiliate banks, and (c) its Affiliate Mortgage Company, as applicable within the context used.

"Correspondent Agreement" means the Correspondent Loan Purchase Agreement entered into by and between HomeSide Lending, and the Affiliate Mortgage Company as of the Effective Date ,and which shall govern the terms under which the Affiliate Mortgage Company shall originate and fund, and HomeSide shall acquire the New Secondary Market Mortgage Loans and related Servicing Rights. The Correspondent Agreement is attached to this Operating Agreement as Exhibit A.

"Closing Date" means the date on which Banc One sells and transfers beneficial title to HomeSide Lending certain of the servicing assets of Affiliate Mortgage Company pursuant to the Asset Purchase Agreement.

"Delegated Underwriting Agreement" means the Correspondent Lender Delegated Underwriting Agreement entered into by and between HomeSide Lending and the Affiliate Mortgage Company as of the Effective Date and which shall govern the terms under which the Affiliate Mortgage Company shall underwrite certain New Secondary Market Mortgage Loans. The Delegated Underwriting Agreement is attached to this Operating Agreement as Exhibit G.

"Effective Date" means the date on which the Asset Purchase Agreement is signed.

"Excluded Affiliate" means an Acquired Affiliate that (a)

     (i) is a depository institution or an Affiliate thereof that is acquired by Banc One after the Closing Date, and

     (ii) engages in, either directly or through its own pre-existing Affiliate, the business of originating and/or servicing Mortgage Loans, and

(b) as of the time it becomes an Acquired Affiliate

     (i) generated retail Mortgage Loan production (exclusive of wholesale production) of $2 Billion or more in the preceding 12 months, or

     (ii) services a Mortgage Loan portfolio of $15 Billion or more.

"Existing Agreements" has the meaning set forth in Section 3.6 herein.

"Existing Mortgage Loans" means all Mortgage Loans serviced by Banc One on or before the Closing Date.

"Existing Portfolio Mortgage Loans" means Mortgage Loans owned by Banc One and serviced by Banc One on or before the Closing Date.

"Existing Portfolio Servicing Rights" means the Servicing Rights to the Existing Portfolio Mortgage Loans.

"Existing Servicing Rights" means the Servicing Rights to the Existing Mortgage Loans.

"FHA" means the Federal Housing Administration or any successor to the FHA.

"Home Equity Loan" shall mean a residential mortgage loan, whether closed end or open end, secured by a first or junior lien on residential real property that was not used for, or to refinance a loan used for, the acquisition or initial construction of such real property.

"HomeSide, Inc." means HomeSide, Inc., a business corporation organized under the laws of the state of Delaware and with its principal place of business at 7301 Baymeadows Way, Jacksonville, FL 32256.

"HomeSide  Lending"  means  HomeSide  Lending,   Inc.,  a  business  corporation
organized under the laws of the state of Florida and with its principal place of business at 7301 Baymeadows Way, Jacksonville, Florida 32256.

"Marketing Agreement" means the Marketing Agreement to be entered into by and between HomeSide, Inc. and Banc One as of the Effective Date and which shall govern the terms under which HomeSide Lending's mortgagors may be solicited for certain products and services.

"Mortgage Loan" means a first lien mortgage or deed of trust on a residential 1 to 4 family dwelling.
Mortgage Loan shall not include an open-end Home Equity Loan.

"New Mortgage Loan" means a New Portfolio Mortgage Loan and/or New Secondary Market Mortgage Loan.

"New Portfolio Mortgage Loan" means each Mortgage Loan which Banc One: (a) shall originate on or after the Closing Date and retain the ownership subject to the New Servicing Rights, or (b) has originated prior to the Closing Date but not closed or funded, and intends to retain the ownership subject to the New Servicing Rights.

"New Portfolio Servicing Rights" means the Servicing Rights to the New Portfolio Mortgage Loans.

"New Secondary Market Conforming Mortgage Loan" means each New Secondary Market Mortgage Loan, other than a New Secondary Market Unique Mortgage Loan, that is eligible for sale to an Agency.

"New Secondary Market Mortgage Loan" means each Mortgage Loan, other than a New Portfolio Mortgage Loan, which Banc One: (a) will originate on or after the Closing Date, or (b) has originated prior to the Closing Date but not closed or funded.

"New Secondary Market Nonconforming Mortgage Loan" means each New Secondary Market Mortgage Loan, other than a New Secondary Market Unique Mortgage Loan, that is (a) not a New Secondary Market Conforming Mortgage Loan, and (b) satisfies HomeSide's underwriting and product requirements in effect from time to time.

"New Secondary Market Servicing Rights" means the Servicing Rights to the New Secondary Market Mortgage Loans.

"New Secondary Market Unique Mortgage Loan" means each New Secondary Market Mortgage Loan that (a) is a unique product developed by HomeSide Lending, (b) is provided to Banc One, and (c) satisfies HomeSide Lending's underwriting and product requirements.

"New Servicing Rights"  means the Servicing Rights to the New Mortgage Loans.

"Operating Agreement" has the meaning set forth in the recitals above. The Exhibits to this Operating Agreement shall not be considered to be part of this Operating Agreement.

"Pipeline Mortgage Loan" means a Mortgage Loan that has not closed or been purchased from a correspondent or broker originator and with respect to which Banc One has (a) issued a commitment or otherwise agreed with applicant to fund,
(b) determined to fund, (c) committed to a specific interest rate, or (d) issued a commitment or otherwise agreed with a correspondent originator to purchase.

"PMSR Flow Agreement" means the agreement to be entered into by and among HomeSide Lending and Banc One as of the Effective Date and which shall govern the terms under which Banc One will sell the New Portfolio Servicing Rights to HomeSide. The PMSR Flow Agreement is attached to this Operating Agreement as Exhibit B.

"Portfolio Mortgage Loans" means the Existing Portfolio Mortgage Loans and the New Portfolio Mortgage Loans.

"Previously Committed Loan" means a Mortgage Loan that is the subject of a commitment entered into by Banc One prior to the Closing Date pursuant to which such loan shall be sold to a third party.


"REO" means any residential real property owned by Banc One whether for its own account or on behalf of any Agency, FHA, VA or other investor as a result of a foreclosure.

"Servicing Agreement" means the agreement to be entered into by and between HomeSide Lending and Banc One as of the Effective Date and which shall govern the terms under which HomeSide will service the Portfolio Mortgage Loans. The Servicing Agreement is attached to this Operating Agreement as Exhibit C.

"Servicing Rights" means the rights and obligations to service a Mortgage Loan, including, but not limited to, one or more of the following functions or a portion thereof: (a) administering and collecting payments for the reduction of principal and/or the application of interest on a Mortgage Loan, (b) collecting tax and insurance payments, (c) remitting appropriate portions of collected payments, (d) administering escrow account funds, (e) pursuing foreclosures and alternate remedies against the property securing a Mortgage Loan, (f) administering and liquidating REO properties, (g) receiving servicing compensation and any ancillary fees and income arising from or relating to the servicing of a Mortgage Loan, and (h) receiving the rights and privileges relating to the above including, but not limited to, the related escrow accounts and the right to enter into arrangements with third parties that generate ancillary fees and benefits relating to the serviced Existing Mortgage Loans and New Mortgage Loans.

"Subprime Mortgage Loan" means a Mortgage Loan that, as of the date it is made, is not then eligible or, based upon the standards of eligibility in effect as of the Effective Date, would not have been eligible as of the Effective Date for sale to, , securitization with or insurance or guaranty by an Agency, FHA or VA by virtue of, among other reasons, the failure of the borrower to satisfy the applicable underwriting criteria.

"VA" means the Department of Veterans Affairs, or any successor to the VA.

"Warehouse Mortgage Loan" means a Mortgage Loan that is owned by Banc One.




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                                                 ARTICLE 2.
                                      EXISTING SERVICING ARRANGEMENTS.




2.1 TERMINATION OF EXISTING SERVICING AGREEMENTS BETWEEN BANC ONE AFFILIATES.

Banc One Corporation shall cause any servicing agreements between any of Banc One's Affiliates relating to the Existing Mortgage Loans to terminate as of the Closing Date.

2.2. TRANSFER OF EXISTING SERVICING RIGHTS TO HOMESIDE LENDING.

Banc One acknowledges that, as of the Closing Date, HomeSide Lending shall own all right, title and interest in the Existing Servicing Rights, subject to the terms of (a) the Servicing Agreement with respect to the Existing Portfolio Mortgage Loans, and (b) the applicable investor servicing agreements with respect to the remaining Existing Mortgage Loans.


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                                                 ARTICLE 3.
                              ORIGINATION AND SERVICING OF NEW MORTGAGE LOANS.



3.1. NEW SECONDARY MARKET MORTGAGE LOANS SHALL BE SOLD TO HOMESIDE.

During the term hereof and subject to Sections 3.6, 4.8 and 4.9 below, Banc One shall sell to HomeSide Lending all right, title and interest in:

(a) all New Secondary Market Conforming Mortgage Loans and related Servicing Rights;

(b) all New Secondary Market Unique Mortgage Loans and related Servicing Rights; and

(c) no less than 50% of the principal balance of all New Secondary Market Nonconforming Mortgage Loans and related Servicing Rights.

3.2. AGREEMENTS GOVERNING SALE OF NEW SECONDARY MARKET MORTGAGE LOANS.

Each New Secondary Market Mortgage Loan and related Servicing Rights shall be sold to HomeSide Lending under the terms of this Operating Agreement, the Correspondent Agreement, and the Delegated Underwriting Agreement.

3.3. NEW PORTFOLIO SERVICING RIGHTS SHALL BE SOLD TO HOMESIDE.

Banc One shall sell and grant to HomeSide Lending all right, title and interest in all New Portfolio Servicing Rights in accordance with the terms of this Operating Agreement and the PMSR Flow Agreement.

3.4. SERVICING OF NEW PORTFOLIO MORTGAGE LOANS.

Each New Portfolio Mortgage Loan shall be serviced by HomeSide Lending under the terms of this Operating Agreement and the Servicing Agreement.

3.5. NO WHOLESALE PRODUCTION.

During the term of this Operating Agreement, Banc One shall not originate or purchase any New Mortgage Loan through or from a mortgage broker, correspondent lender or other lender, without HomeSide Lending's prior written consent. If HomeSide Lending grants such consent, Banc One shall offer to sell each such New Mortgage Loan and related Servicing Rights to HomeSide Lending.

3.6.      THIRD PARTY DELIVERY OBLIGATIONS.

Subsequent to the Effective Date, Banc One shall not enter into any agreement with a third party which obligates Banc One to deliver any New Mortgage Loan and/or the related Servicing Rights during the term of this Operating Agreement if such delivery would be contrary to its obligations under this Article 3. Banc One represents and warrants that the attached Exhibit H contains a complete list of existing agreements with third parties which obligate Banc One to deliver any New Mortgage Loan and/or the related Servicing Rights during the term of this Operating Agreement (the "Existing Agreements"). At no cost or liability to HomeSide Lending, Banc One shall resolve its delivery obligations under the Existing Agreements in a fashion which is acceptable to HomeSide Lending and which does not materially diminish Banc One's delivery obligations pursuant to this Article 3; provided further, that Banc One shall not either deliver Mortgage Loans under the Existing Agreements in excess of the minimum amount expressly required to be delivered or amend such Existing Agreements without the prior written consent of HomeSide Lending.

3.7.       EXCLUDED LOANS.

Notwithstanding any provision to the contrary contained in this Operating Agreement, it is the intent of this Agreement that on and after the Closing
Date, Banc One shall not be obligated to sell to HomeSide Lending any (a) Subprime Mortgage Loan or related Servicing Rights, (b) Home Equity Loans or related Servicing Rights, (c) open-end real estate secured loan or related servicing rights or (d) home improvement or construction loan or related servicing rights; provided, however, that Banc One represents and warrants that as of the Effective Date, substantially all of the New Mortgage Loans are originated by the Affiliate Mortgage Company.



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                                   ARTICLE 4.
             PRODUCTS, PRICING, CUSTOMER SERVICE AND RELATED ISSUES.



4.1. PRODUCTS.

HomeSide Lending covenants as follows:

(a) Subject to investor availability, HomeSide Lending shall continue to offer all secondary market and portfolio Mortgage Loan products currently offered by HomeSide Lending immediately prior to the Closing Date.

(b) HomeSide Lending may, in its reasonable discretion, add new Mortgage Loan products that Banc One can demonstrate are being offered by a significant competitor, including major national competitors. Such new product offerings shall be subject to (i) investor availability, (ii) HomeSide's reasonable profitability concerns, and (iii) the resources reasonably available to HomeSide.

(c) HomeSide Lending shall work with the Affiliate Mortgage Company to create Mortgage Loan products: (i) that may be new to Banc One's Mortgage Loan production market and Banc One believes offers significant opportunity to Banc One or HomeSide Lending, or (ii) for which Banc One believes there may be significant demand. Such new product offerings shall be subject to (x) investor availability, (y) HomeSide's reasonable profitability concerns, and (z) the resources reasonably available to HomeSide.

(d) HomeSide Lending shall formalize a product development committee and process. The Affiliate Mortgage Company's production and operations representatives shall participate in the activities of such product development committee and process.

(e) HomeSide Lending shall not discontinue Mortgage Loan products without giving reasonable advance notice to the Affiliate Mortgage Company. The product development committee shall determine the Mortgage Loan products to be offered, subject to investor availability.

(f) Subject to Section 3.1(c) above, if (i) HomeSide Lending does not offer a Mortgage Loan product (including a New Secondary Market Nonconforming Mortgage
Loan) that Banc One desires to sell within a reasonable time after Banc One's request, Banc One may sell such Mortgage Loan product to another lender on a servicing-released basis; or (ii) HomeSide Lending requires a minimum amount of production in order to offer a new Mortgage Loan product and Banc One cannot satisfy such minimum production amount, Banc One may sell such Mortgage Loan product to another lender on a servicing-released basis.

4.2. MORTGAGE LOAN PRICING

(a) Banc One will receive the higher of either: (i) the most favorable HomeSide Lending pricing offered to correspondents, or (ii) HomeSide Lending's pricing as determined by the screen price/dealer price each morning on a business day for HomeSide Lending, based on the delivery month for the appropriate Mortgage Loan interest rate lock term. For example, a Mortgage Loan which has an interest rate locked on March 1st for 70 days closed and back will be priced for June delivery. If such Mortgage Loan is delivered to HomeSide Lending on the 70th day of the lock-in period, the applicable date would be May 10th . HomeSide Lending's cutoff date for May pools is approximately May 1st, therefore requiring such Mortgage Loan to be delivered in a June pool. The cutoff date for June pools is approximately June 1st. On average, HomeSide Lending's 70-day locks are rolled on the 20th day of each month.

(b) HomeSide Lending shall delegate to the Affiliate Mortgage Company the renegotiation and application of the repricing grids in an effort to avoid departmental duplication and maintain the highest customer service levels. HomeSide Lending may change such repricing grids from time to time upon reasonable prior notice to the Affiliate Mortgage Company.

(c) HomeSide Lending shall not apply its daily volume cap policy to Banc One.

(d) HomeSide Lending shall administer its intra-day, daily, and emergency pricing in the manner set forth in HomeSide Lending's secondary marketing buy price policy, as may be amended from time to time. A copy of the current secondary marketing buy price policy is set forth in Exhibit D, as amended by the Addendum to such policy, which Addendum is also included within Exhibit D.

4.3. SERVICING RELEASED PREMIUMS.

4.3.1. Banc  One  Receives  Most  Favorable  Correspondent  Servicing  Released
Premiums.

(a) Subject to subparagraph (c) below, HomeSide Lending shall pay to Banc One HomeSide Lending's most favorable correspondent lender servicing released premiums.

(b) Every two months, HomeSide Lending shall calculate an average servicing released premium for each New Secondary Market Conforming Mortgage Loan within a wholesale peer group (the "Average SRP") in the following manner:

    (i) The wholesale peer group shall include HomeSide Lending and nine (9) additional wholesalers with the highest wholesale Mortgage Loan production, as measured semi-annually by SMR Research. If the SMR report is no longer available, HomeSide Lending shall use a comparable report.

    (ii)The Average SRP for each New Secondary Market Conforming Mortgage Loan shall exclude the peer group's highest and lowest servicing released premium.

    (iii)Servicing released premiums shall be measured on a comparable basis taking into consideration such factors as Mortgage Loan product types, Mortgage Loan amounts, fees, volume incentives and other data necessary and appropriate to accurately compare competitor pricing

(c) The  servicing  released  premiums  paid to Banc One for each New  Secondary
Market Conforming Mortgage Loan shall be no more than 5 (five) basis points below the most recent Average SRP for the comparable New Secondary Market Conforming Mortgage Loan previously calculated by HomeSide Lending. The servicing released premiums paid to Banc One for each New Secondary Market Nonconforming Mortgage Loan shall be no more than 10 (ten) basis points below the most recent Average SRP for the comparable New Secondary Market Nonconforming Mortgage Loan previously calculated by HomeSide Lending.

4.4. CUSTOMER SERVICE LEVELS.

(a) HomeSide Lending shall maintain a dedicated customer service liaison department within its correspondent lending division to respond specifically to Banc One issues and concerns.

(b) HomeSide Lending shall establish an advisory/monitoring committee, including Banc One representatives, which shall meet as needed to address operational issues, customer service issues for both servicing and secondary marketing, and other internal and external customer concerns.

4.5. BANC ONE FUNCTIONS.

After the Closing Date, Banc One shall:

(a) Originate the New Mortgage Loans.

(b) Process the New Mortgage Loans.

(c) Perform all underwriting  functions for which HomeSide Lending has delegated
authority  from  HomeSide   Lending's   investors,   subject  to  the  Delegated
Underwriting Agreement.

(d) Close and fund all New Mortgage Loans.

(e) Perform such post closing functions in the manner set forth in the Correspondent Agreement.

(f) Obtain all FHA insurance for all FHA New Mortgage Loans and VA guarantees for all VA New Mortgage Loans.

(g) Perform all completion control functions including, but not limited to, following-up with missing/incorrect Mortgage Loan documents and with New Mortgage Loans containing other problems.

(h) Perform all compliance review functions for all New Mortgage Loans.

(i) Perform quality control functions for all New Portfolio Mortgage Loans and New Mortgage Loans insured by the FHA or guaranteed by the VA.

(j) Perform up-front quality control for all New Secondary Market Mortgage Loans in the manner required by the applicable secondary market investor.

(k) Distribute interest rate information relating to the New Mortgage Loans to Banc One's Mortgage Loan origination channels.

(l) Perform lock-in reconciliations for all New Mortgage Loans.

(m) Cause Banc One's secondary marketing liaison group to interface with production and HomeSide Lending.

(n) Perform funding reconciliations for all New Mortgage Loans.

(o) Perform New Mortgage Loan document follow-up functions in the manner set forth in HomeSide Lending's preferred seller manual.

4.6. HOMESIDE LENDING FUNCTIONS.

After the Closing Date, HomeSide Lending shall, in connection with the New Secondary Market Mortgage Loans being delivered to HomeSide Lending by Banc One:

(a) Perform secondary marketing functions for the New Secondary Market Mortgage Loans.

(b) Perform pipeline management and hedging functions for the New Secondary Market Mortgage Loans.

(c) Perform shipping functions for all New Secondary Market Mortgage Loans.

(d) Perform post closing quality control functions for the New Secondary Market Mortgage Loans, with the exception of services provided by Banc One under
Section 4.5 above, in the manner described in the Correspondent Agreement.

(e) Perform post closing quality control functions for the New Secondary Market Mortgage Loans in the manner required by the applicable secondary market investor.

(f) Perform record retention and retrieval functions for the New Secondary Market Mortgage Loans.

(g) Perform legal review and payment functions for the New Secondary Market Mortgage Loans under the terms of the Correspondent Agreement and Delegated Underwriting Agreement.

4.7. FEES.

Banc One shall pay to HomeSide Lending the fees set forth in the Servicing Agreement, Correspondent Agreement, and the Exhibits thereto.

4.8. WAREHOUSE MANAGEMENT.

As of the Effective Date the following shall apply to the Warehouse Mortgage Loans closed prior to the Closing Date but not delivered to an investor:

4.8.1. Mortgage Loans Locked With Other Entities. The following shall apply to such Warehouse Mortgage Loans that are Previously Committed Loans:

(a) HomeSide Lending shall not purchase any Previously Committed Loan to be sold by Banc One on a servicing-released basis and shall not purchase the related Servicing Rights.

(b) HomeSide Lending:

    (i) shall not purchase the Previously Committed Loans to be sold by Banc One on a servicing retained basis, and (ii) shall purchase the related Servicing Rights.

    Banc One shall cause:

    (x) HomeSide Lending to be designated as the servicer of such Previously Committed Loans; and

    (y) such Servicing Rights to be assigned and delivered to HomeSide Lending.

4.8.2. Mortgage Loans to Be Included in Agency Securities.  Subject  to  Section
3.6 above, HomeSide Lending:

    (i) shall purchase the Servicing Rights relating to conforming Warehouse Mortgage Loans that will be exchanged for mortgage backed securities or participation certificates that have been committed for sale to a third party; and

    (ii) shall not purchase the Warehouse Mortgage Loan assets.

Banc One shall cause:

    (x) HomeSide to be designated as the concurrent servicer of such Warehouse Mortgage Loans; and

    (y) such Servicing Rights to be assigned and delivered to HomeSide Lending under the terms of the Correspondent Agreement.

Banc One shall be solely responsible for issuing and settling the related mortgage backed securities. Any proceeds resulting from the settlement of such mortgage backed securities shall be the sole property of Banc One.

4.8.3. Mortgage Loans Locked With HomeSide Lending. Banc One shall, in the ordinary course of Banc One's business, deliver to HomeSide Lending all New Secondary Market Mortgage Loans locked in with HomeSide Lending prior to the Closing Date under the terms of the Correspondent Agreement.

4.8.4. Eligible Secondary Market Mortgage Loans Not Locked With Any Entity. Banc One shall obtain a commitment from HomeSide Lending for New Secondary Market Mortgage Loans that (i) do not have a rate lock commitment from any entity or have not been committed for sale to any entity pursuant to an Existing Agreement, (ii) do not have related mortgage backed securities or participation certificates that have been committed for sale to a third party, and (iii) satisfy HomeSide Lending's current Mortgage Loan product offerings and guidelines. Banc One shall sell and deliver each such Secondary Market Mortgage Loan to HomeSide Lending under the terms of the Correspondent Agreement.

4.8.5. Mortgage Loans Ineligible For Secondary Market Sale. HomeSide Lending shall not purchase from Banc One any Warehouse Mortgage Loan that:

(a) as of the Closing Date, is not eligible for sale to the secondary market for any reason, including, but not limited to, documentation deficiencies, underwriting deficiencies, poor credit quality, delinquency status and fraud; or

(b) is closed one  hundred  and twenty  (120) or more days prior to the  Closing
Date.

Banc One may keep each such Warehouse Mortgage Loan as a retained asset, or sell at its discretion.

4.8.6. Register Loans With HomeSide On Effective Date. On and after the Effective Date, Banc One shall register and/or lock in Warehouse Mortgage Loans with HomeSide Lending.

4.9. PIPELINE MANAGEMENT.

As of the Effective Date, the following shall apply to Banc One's Pipeline Mortgage Loans that have not closed prior to the Closing Date:

4.9.1. New Portfolio Servicing Rights. Banc One shall sell and deliver the New Portfolio Servicing Rights to HomeSide Lending under the terms of the PMSR Flow Agreement.

4.9.2. New Secondary Market Mortgage Loans. New Secondary Market Mortgage Loans rate locked with HomeSide Lending shall be delivered to HomeSide Lending under the terms of the Correspondent Agreement.

4.9.3. Mortgage Loans Locked In With Another Entity. The following shall apply to Pipeline Mortgage Loans that are Previously Committed Loans prior to the Closing Date:

(a) HomeSide Lending shall not purchase any Previously Committed Loan to be sold by Banc One on a servicing-released basis.

(b) HomeSide Lending shall purchase the Servicing Rights relating to the Previously Committed Loans to be sold by Banc One on a servicing retained basis, but shall not purchase such Previously Committed Loans. Banc One shall cause:
(x) HomeSide Lending to be designated as the servicer of such Previously Committed Loans, and (y) such Servicing Rights to be assigned and delivered to HomeSide Lending under the terms of the Correspondent Agreement.

4.9.4. Mortgage Loans That Are Not Rate Locked. HomeSide Lending shall not be obligated to purchase any New Secondary Market Mortgage Loan that is not rate locked with any entity prior to the Closing Date unless such New Secondary
Market Mortgage Loan (i) is rate locked with HomeSide Lending, and (ii) satisfies HomeSide Lending's current Mortgage Loan product offerings and guidelines.

4.9.5. Lock In Loans with HomeSide on Effective Date. On and after the Effective Date, Banc One shall lock in Pipeline Mortgage Loans with HomeSide Lending.

4.10. REPURCHASE AND INDEMNIFICATION OBLIGATIONS.

4.10.1. Liability Under the Asset Purchase Agreement. Banc One shall be liable for indemnification and repurchase obligations relating to the Existing Mortgage Loans under the terms of the Asset Purchase Agreement.

4.10.2. Liability Under the Correspondent Agreement. Banc One shall be liable for indemnification and repurchase obligations relating to the New Secondary Market Mortgage Loans it sells to HomeSide Lending under the terms of the Correspondent Agreement and Delegated Underwriting Agreement.

4.11. REPORTING.

HomeSide Lending shall furnish Banc One each month with the following management reports, together with other reports usual and customary for HomeSide Lending correspondents.

(a) Pipeline Report. All registered New Secondary Market Mortgage Loans, whether floating rate or locked-in rate, together with all required information, including, but not limited to, the rate lock expiration dates and prices.

(b) Problem Loan Report: All New Secondary Market Mortgage Loans received by HomeSide Lending with exceptions that are tracked by HomeSide Lending's legal review system.

(c) Document Tracking Report. Information determining whether follow-up mortgage documents have been received by HomeSide Lending, including, but not limited to, recorded security instruments and title policies.

(d) Quality Control Report. Monthly/ Quarterly quality control reports on a sample of New Secondary Market Mortgage Loans for production by bank/branch with an overall summary indicating trends, fraud and certain other matters mutually agreed upon by the parties.

(e) New Loan Tracking Report. A report identifying at what stage in HomeSide Lending's process a New Secondary Market Mortgage Loan may be identified (e.g. identifying whether a New Secondary Market Mortgage Loan has been reviewed or set-up on HomeSide Lending's servicing system).

4.12. TECHNOLOGY.

4.12.1 Banc One Computer Feeds. HomeSide Lending and Banc One will use their best efforts to develop computer feeds (both ways) as quickly as possible to prevent degradation of service relating to Banc One's pricing and HomeSide Lending's funding time.

4.12.2 Automated Interfaces. HomeSide Lending shall provide automated interfaces and reporting with Banc One and overall support consistent with the service levels currently provided including, but not limited to, the following items:
(i) General Ledger feed and balancing reports (ii) monthly report of interest accruals (iii) monthly report of non-accrual loans (iv) monthly accrual of net deferred fees (v) call report schedule RC-C, RC-N and RI and (vi) monthly basic loan data file. The parties shall mutually agree upon reasonable fees to be paid by Banc One to HomeSide Lending for developing the capacity for automated interface, based upon the actual hours worked by HomeSide Lending. If any such interface is not functional as of the Effective Date, HomeSide Lending and the Affiliate Mortgage Company shall in good faith cooperate with each other to provide the reports and support described above on manual basis.

4.12.3 Banc One Retains Indianapolis Applications Support Group. Banc One shall retain the Indianapolis applications support group and supported applications, including but not limited to, LoanXchange.

4.12.4 Leverage Existing Technologies. Banc One and HomeSide Lending shall work together to leverage existing technology relating to Mortgage Loan production functions.

4.13. OPERATIONS.

4.13.1. Additional Operating Plan. At a time mutually acceptable to the parties, HomeSide Lending shall provide Banc One with an operating plan reflecting the terms described in Exhibit E to this Operating Agreement.

4.13.2. Correspondent Operations Manual. HomeSide Lending has provided Banc One with a copy of HomeSide Lending's Correspondent Operations Manual, attached as Exhibit F, which shall govern the operational issues between HomeSide Lending and Banc One contained in the Correspondent Operations Manual.

4.14. SALE OF SERVICING RIGHTS.

HomeSide Lending may not sell Servicing Rights to the Portfolio Mortgage Loans except in compliance with the provisions of this Section 4.14.


(a) HomeSide Lending shall not sell the Servicing Rights relating to the Portfolio Mortgage Loans to any other party unless HomeSide Lending shall have first offered to sell such Servicing Rights to Banc One at fair market value and in connection with such offer shall have offered to subservice on commercially reasonable terms.

(b) No lender which takes a security interest in the assets of HomeSide Lending and no transferees of such a lender shall be bound by the provisions of this
Section 4.14.

4.15. NATURE OF RELATIONSHIP.

Both parties recognize the importance of maintaining their competitive advantages in their businesses and understand that the success of each is inextricably bound in the other. Beyond the responsibilities explicitly outlined in this Operating Agreement, both parties agree to work together to attempt to create synergies and develop innovations that can result in sustainable competitive advantages for both. HomeSide Lending shall cooperate in good faith with Banc One to respond promptly to any reasonable request made by Banc One with respect to the enhancement of the services, products and systems offered by HomeSide Lending consistent with HomeSide Lending's access to capital.

                                   ARTICLE 5.
                                 MISCELLANEOUS.




5.1. AFFILIATES EXECUTE AGREEMENTS.

5.1.1     Affiliates in General.

With the exception of an Acquired Affiliate, Banc One shall cause any of its current or future Affiliates to execute agreements identical to the Ancillary Agreements, in the event such Affiliate desires to engage in any mortgage banking activity of a type which is the subject matter of such Ancillary Agreements.

5.1.2.    Acquired Affiliates.

On and after the Effective Date and subject to Section 5.1.4 below, Banc One shall cause any Acquired Affiliate to execute agreements identical to the Ancillary Agreements on the following conditions:

(a) With regard to Servicing Rights owned by any such Acquired Affiliate, Banc One shall within 120 days of acquisition provide to HomeSide Lending an independent valuation of the Servicing Rights at Banc One's cost. The independent valuation shall be performed by an independent appraiser jointly selected by Banc One and HomeSide Lending. HomeSide Lending shall then have 120 days thereafter to consider the valuation, including access to customary data necessary to confirm the valuation. If HomeSide Lending does not agree in writing to purchase the Servicing Rights at Banc One's valuation price by the end of the aforesaid 120 days pursuant to a purchase agreement which shall be reasonably acceptable to Banc One and HomeSide Lending, Banc One shall be entitled to sell such Servicing Rights to any party in its sole discretion at a price not less than that set forth in the independent evaluation unless pursuant to a good faith, bona fide closed bid competitive auction in which HomeSide Lending may participate.

(b) If the Acquired Affiliate is in the business of originating Mortgage Loans, and HomeSide Lending elects to have such Acquired Affiliate execute Ancillary Agreements for the purchase of Mortgage Loans and/or Servicing Rights from such production, Banc One shall be entitled to a reasonable period of time (not to exceed 120 days) to coordinate the transition of any origination activities into deliveries under the Operating Agreement. HomeSide Lending agrees to reasonably cooperate with Banc One in this transition.

(c) Banc One shall not be required to cause any Acquired Affiliate to execute any Ancillary Agreement if such execution would constitute a material default under any agreement that was entered into in good faith prior to the time that Banc One entered into discussions for a transaction pursuant to which such Acquired Affiliate became an Acquired Affiliate or that was entered into without the intent or purpose, in whole or in part, of avoiding an obligation to enter into any Ancillary Agreement.

5.1.3     Acquired Mortgage Banking Assets.

In the event Banc One acquires Servicing Rights in bulk pertaining to Mortgage Loans (which are not excluded loans discussed in Section 3.7) after the Closing Date, not in the context of an Acquired Affiliate or Excluded Affiliate acquisition, Banc One shall offer to sell to HomeSide Lending the related Servicing Rights in a fashion similar to that outlined in Section 5.1.2(a).

5.1.4. Excluded Affiliates.  Banc One covenants that, so long as it does not

(a) merge, consolidate or otherwise combine any Excluded Affiliate with the Affiliate Mortgage Company; or

(b) divert any Mortgage Loan production or origination from the Affiliate Mortgage Company to any Excluded Affiliate;

then an Excluded Affiliate will not be required to sell any Mortgage Loans or related Servicing Rights to HomeSide Lending, execute any agreement under
Section 5.1.2 above, or be bound by any other terms or conditions of this Agreement.

Provided further, that in the event Banc One does merge, consolidate or otherwise combine any Excluded Affiliate with the Affiliate Mortgage Company, Banc One covenants that it shall thereafter for the balance of the term hereof cause to be delivered to HomeSide Lending New Mortgage Loans and New Servicing Rights in a percentage amount not less than the pro rata percentage set forth below:

Where:

X = the dollar volume of retail originations of the Affiliate Mortgage Company for the preceding 12 months prior to the merger, consolidation or combination;

Y = the dollar volume of retail originations of the Excluded Affiliate for the preceding 12 months prior to such merger, consolidation or combination;

Then:

The minimum annual delivery for the balance of the term hereof shall be equal to:

[X / (X+Y) ] x Annual combined dollar volume of annual retail originations for the Affiliate Mortgage Company and the Excluded Affiliate together.

Furthermore, in the event Banc One does merge, consolidate or otherwise combine any Excluded Affiliate with the Affiliate Mortgage Company, Banc One Shall cause the Excluded Affiliate to execute any agreements required under Section 5.1.2.

5.2. CONTROLLING AGREEMENTS.

To the extent that the terms of the Marketing Agreement or the Asset Purchase Agreement, on the one hand, are inconsistent with the terms of this Operating Agreement on the other hand, the terms of the Marketing Agreement or the Asset Purchase Agreement, as the case may be, shall control.

To the extent that the terms of this Operating Agreement are inconsistent with the terms of the other Ancillary Agreements, the terms of this Operating Agreement shall control.

5.3. SUCCESSORS.

This Operating Agreement shall inure to the benefit of and be binding upon the parties to this Operating Agreement.

5.4. ASSIGNMENT AND DELEGATION.

 No party may assign this Operating Agreement or delegate any of its functions hereunder to any other party without the prior written consent of HomeSide Lending or the applicable Banc One Affiliate; provided (i) such consent shall not be unreasonably withheld, (ii) there shall be no material defaults under the Ancillary Agreements, (iii) all Ancillary Agreements shall be assigned together, as necessary and/or appropriate and (iv) the assignor shall remain liable for the performance of the assignee. Notwithstanding the foregoing, either party may assign and/or delegate, in whole or in part, any of its rights under this Operating Agreement to any of its Affiliates without the prior written consent of HomeSide Lending or Banc One.

5.5. FORCE MAJEURE.

 Each party shall be excused for delays or errors hereunder to the extent that such delays or errors are directly or indirectly caused by or results from an occurrence commonly known as force majeure, including without limitation, any act of God, governmental action, natural disaster, armed hostilities, floods, power or technological failure or failure of essential equipment, strikes or labor disturbances or any other circumstances beyond the reasonable control of such party; provided, however, that each party represents and warrants that its business resumption plan in the event of a force majeure is in compliance with Agency guidelines and provided further that any party's failure to comply with any Year 2000 compliance issue shall not be deemed to be an act of God. In the event that a party's performance hereunder is affected by an event of force majeure such party shall promptly notify the other party of the same, giving reasonable full particulars thereof, and insofar as known, the probable extent to which it will be unable to perform, or will be delayed in performing, its obligations hereunder and shall use its best efforts to remove such force majeure as quickly as possible.


5.6. TERM.

The term of this Operating Agreement shall be five (5) years from the Effective Date.

This Operating Agreement may be extended for two (2) years if the extension negotiations are completed at least six (6) months prior to the original expiration date. After any such two (2) year extension, this Operating Agreement is cancelable upon one hundred eighty (180) days' prior written notice which may be given as early as one hundred eighty (180) days before the extended expiration date.

The expiration of this Operating Agreement shall not cause the Servicing Agreement or HomeSide Lending's right to service the Existing Mortgage Loans or the New Mortgage Loans serviced (at the date of such expiration) under the Servicing Agreement to terminate or otherwise expire.

5.7. TERMINATION.

This Operating Agreement may be terminated for any one of the following reasons:

5.7.1. HomeSide Lending's Financial Impairment. Banc One may terminate this Operating Agreement immediately if HomeSide Lending becomes bankrupt or has its status as an approved seller/servicer/mortgagee rescinded by an Agency.

5.7.2. HomeSide Lending's Failure to Perform. Banc One may terminate this Operating Agreement immediately if:

(a) HomeSide Lending fails to satisfy specific written standards established by the advisory/monitoring committee established under Section 4.4(b), as agreed upon by the executive management of Banc One and HomeSide Lending, and HomeSide Lending fails to cure such failure within one hundred twenty (120) days after receiving formal written notice of such failure; or

(b) HomeSide Lending sells more than 35% (by number of Mortgage Loans) of the Existing Servicing Rights. The following sales of Existing Servicing Rights shall not be counted when calculating the sale percentage: (i) sales of Existing Servicing Rights which HomeSide Lending considers to be substandard or costly to service; (ii) sales of Existing Servicing Rights which are required to be sold by a state or local housing authority which sales are not due to HomeSide Lending's failure to properly service; and (iii) sales of Existing Servicing Rights if Banc One's marketing rights pursuant to the Marketing Agreement are expressly preserved.


5.7.3. Banc One's Failure to Perform. HomeSide Lending may, but shall not be required to, terminate this Operating Agreement immediately if Banc One fails to deliver at least one billion dollars ($1,000,000,000) of Servicing Rights during each full calendar year of the Operating Agreement and interest rates on average are less than twelve percent (12%) during such year, unless origination levels increase to one billion dollars ($1,000,000,000) on an annualized basis after a ninety (90)-day cure period following formal written notice of intent to terminate.

5.7.4. Termination of Servicing Agreement. Notwithstanding the foregoing, Banc One may terminate HomeSide Lending's right to service the Existing Portfolio Mortgage Loans or the New Portfolio Mortgage Loans under the HomeSide Lending Servicing Agreement only if:

(a) HomeSide Lending files for protection under any bankruptcy or similar law.

(b) The FHA suspends any of HomeSide Lending's approvals as an FHA approved mortgagee; provided, however, that HomeSide Lending may cure any such suspension within ninety (90) days after the business day on which HomeSide Lending receives written notice of any such suspension.

(c) HomeSide Lending commits a material breach of its obligations under the Servicing Agreement; provided, however, that Banc One must first give HomeSide Lending written notice that Banc One has discovered such a material breach. HomeSide Lending may cure any such breach within one hundred and twenty (120) days after the business day on which HomeSide Lending receives such written notice.

HomeSide Lending may terminate the Servicing Agreement for any reason upon one hundred eighty (180) days' prior written notice, but only after termination of this Operating Agreement.

Subject to the rights of any secured party relating to HomeSide Lending's line of credit, which rights HomeSide Lending and Banc One acknowledge, HomeSide Lending shall, upon notice that the Servicing Agreement is being terminated: (a) sell to Banc One the Servicing Rights to the Existing Portfolio Mortgage Loans and New Portfolio Mortgage Loans for the then current fair market value of such Servicing Rights as determined by an independent appraiser mutually acceptable to the HomeSide Lending and Banc One, or (b) if Banc One declines to purchase such Servicing Rights, then HomeSide Lending shall negotiate the sale and transfer of such Servicing Rights to a third party servicer selected by HomeSide Lending and approved by Banc One which approval shall not be unreasonably withheld. The "fair market value" of the Servicing Rights shall be determined by an independent appraiser mutually acceptable to HomeSide Lending and Banc One with respect to the Servicing Rights sold pursuant to this Section 5.7.4. HomeSide Lending shall be entitled to the related purchase price, less any costs or expenses incurred by Banc One in relation to such transfer.

5.7.5. Effect of Termination. Termination of this Operating Agreement or any of the other Ancillary Agreements shall not affect any of the parties' covenants, obligations or representations relating to actions or inactions before the termination date. Without limiting the above, the parties' rights and obligations relating to any indemnification or repurchase shall survive the termination of this Operating Agreement or the other Ancillary Agreements in accordance with the terms thereof.

5.8. NOTICES.

All notices, requests, demands and all other notices and other communications required or permitted to be given under this Operating Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid, to the parties at the following addresses:

If to HomeSide Lending to:

Hugh R. Harris
President
HomeSide Lending, Inc.
7301 Baymeadows Way
Jacksonville, FL  32256

With a copy to:

Robert J. Jacobs
General Counsel
HomeSide Lending, Inc.
7301 Baymeadows Way
Jacksonville, FL  32256

If to Banc One, to:

Donald K. Erling
President and CEO
Banc One Mortgage Corporation
IN1-0144
Bank One Center/Tower
111 Monument Circle 14th Floor
Indianapolis, IN  46277-0114

With a copy to:

Steven A. Bennett
Senior Vice President and General Counsel
Banc One Corporation
100 East Broad Street
Columbus, Ohio  43271-0158

or to such other address as HomeSide Lending or Banc One shall have specified in writing to the other.

5.9. AMENDMENT.

No amendment or modification to this Operating Agreement shall be valid unless executed in writing by HomeSide Lending and Banc One.

5.10. WAIVER.

No waiver of any right or obligation under this Operating Agreement by any party on any occasion shall be deemed to operate as a waiver on any subsequent occasion.

5.11. PROVISIONS SEVERABLE.

If any provision of this Operating Agreement shall be held to be void or unenforceable by any court of competent jurisdiction or any governmental regulatory agency, such provision shall be considered by all parties to be severed from this Operating Agreement. All remaining provisions of this Operating Agreement shall be considered by the parties to remain in full force and effect.

5.12. GOVERNING LAW.

This Operating Agreement is entered into in the state of Florida. Its construction and rights, remedies and obligations arising by, under, through, or on account of it shall be governed by the laws of the State of Florida excluding its conflict of laws rules and shall be deemed performable in the State of Florida.

5.13. NO AGENCY OR JOINT VENTURE CREATED.

This Operating Agreement shall not be deemed to constitute HomeSide Lending and Banc One as partners or joint venturers, nor shall HomeSide Lending or Banc One be deemed to constitute the other as its agent.

5.14. SECTION HEADINGS.

Section headings are intended only to assist in the organization of this Operating Agreement and do not in any way limit or otherwise define the rights and liabilities of the parties.

5.15. ENTIRE AGREEMENT.

This Operating Agreement constitutes the entire agreement among the parties and supersede all other prior communications and understandings, written or oral, among the parties with respect to the subject matter of this Operating Agreement. There are no contemporaneous oral agreements.

5.16. COUNTERPARTS.

This Operating Agreement may be executed in multiple counterparts each of which shall be deemed an original. Regardless of the number of counterparts, the total shall constitute only one agreement.

5.17. PLURALS AND GENDER.

In construing the words of this Operating Agreement, plural constructions shall include the singular, and singular constructions shall include plural. No significance shall be attached to whether a pronoun is masculine, feminine, or neuter.

5.18. INVESTOR ACKNOWLEDGMENT AGREEMENTS.

Upon HomeSide Lending's request, Banc One and its Affiliates shall execute one or more investor acknowledgment agreements in which Banc One acknowledges the security interest and certain other related rights in the Existing Portfolio Servicing Rights and New Portfolio Servicing Rights held by creditors of
HomeSide Lending and/or HomeSide, Inc. Each such investor acknowledgment agreement shall be in such form as shall be satisfactory to such creditors.

IN WITNESS WHEREOF, HomeSide Lending and Banc One, as of the day first set forth above, have caused this instrument to be signed on their behalf by their duly authorized officers.

HOMESIDE LENDING, INC.

By:/s/ Hugh R. Harris
   ------------------

Hugh R. Harris
--------------
(Print Name)

Title: President
       ---------

BANC ONE CORPORATION

By: /s/ William P. Boardman
      ---------------------

William P. Boardman
-------------------
(Print Name)

Title:Senior Executive Vice President
      -------------------------------


BANC ONE MORTGAGE CORPORATION

By: Brad L. Connor
    --------------

Brad L. Connor
--------------
(Print Name)


Title: Executive Vice President
       ------------------------

                                                 EXHIBIT A

                                   Correspondent Loan Purchase Agreement

                                                 EXHIBIT B

                                            PMSR Flow Agreement

                                                 EXHIBIT C

                                            Servicing Agreement

                                                 EXHIBIT D

                                    Secondary Marketing Buy Price Policy

                                                 EXHIBIT E

                                               Operating Plan

                                                 EXHIBIT F

                                      Correspondent Operations Manual

                                                 EXHIBIT G

                           Correspondent Lender Delegated Underwriting Agreement